UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2008

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

DG FastChannel, Inc. (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to the Company’s Current Report on Form 8-K filed on October 6, 2008 (the “Report”) to amend information previously reported with respect to Mr. Harvey D. Weatherson’s nomination to the board of directors of Company.

This Amendment is filed solely to amend Item 5.02 of the Report and does not in any way alter or amend Items 2.01 and 9.01 of the Report as previously filed.  These items, together with the corresponding Exhibits 99.1, 99.2, 99.3 and 99.4, remain unchanged in all respects from the original Report.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 2, 2008, the Company issued a press release announcing that it had completed its acquisition of Enliven Marketing Technologies Corporation (“Enliven”) in a stock-for-stock transaction valued at approximately $71.0 million, inclusive of the assumption of approximately $5.0 million of Enliven’s debt. The acquisition was completed pursuant to the Agreement and Plan of Merger, dated as of May 7, 2008, by and among the Company, DG Acquisition Corp. VI., a wholly-owned subsidiary of the Company, and Enliven, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated September 4, 2008, by and among the Company, DG Acquisition Corp. VI. and Enliven.  Under the terms of the amended merger agreement, each outstanding share of Enliven common stock was converted into the right to receive 0.033 shares of the Company’s common stock.  In the aggregate, the Company is issuing approximately 2.9 million shares of its common stock (exclusive of the approximately 10.75 million Enliven shares already owned by the Company).  Following the completion of the merger, the Company has approximately 20.9 million shares of common stock outstanding and Enliven has become a wholly-owned subsidiary of the Company.

Enliven stockholders approved the transaction at a special meeting of stockholders held September 24, 2008.

A press release announcing this information was released on October 2, 2008 and is included as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the amended merger agreement, Mr. Weatherson was nominated to serve as a member of the Company’s board of directors.  Due to prior commitments, Mr. Weatherson was unable to accept this nomination at this time.  As a result, Mr. Weatherson was not appointed to the board of directors of the Company.  The Company anticipates that Mr. Weatherson will join the Company’s board of directors in early 2009.

Item 9.01	Exhibits and Financial Statements.

(a)	Financial Statements of Businesses Acquired

Consolidated balance sheets of Enliven Marketing Technologies Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the three years ended December 31, 2007 is included as Exhibit 99.2.

Unaudited consolidated balance sheet of Enliven Marketing Technologies Corporation as of June 30, 2008 and related consolidated statements of operations, and cash flows for the six months ended June 30, 2008 is included as Exhibit 99.3.

(b)	Pro forma Financial Information

Combined company unaudited pro forma condensed consolidated financial statements as of June 30, 2008 and for the year ended December 31, 2007 is included as Exhibit 99.4.

(c)	Not applicable

(d)	Exhibits

23.1*	Consent of Independent Registered Public Accounting Firm

99.1*	Press release, dated October 2, 2008.

99.2*

Consolidated balance sheets of Enliven Marketing Technologies Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007.

99.3*

Unaudited consolidated balance sheet of Enliven Marketing Technologies Corporation as of June 30, 2008 and related consolidated statements of operations for the three and six months ended June 30, 2008 and 2007 and cash flows for the six months ended June 30, 2008.

99.4*	Combined company unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2008 and for the year ended December 31, 2007.

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008	DG FASTCHANNEL, INC.

	By:	/s/ Omar A. Choucair
	Name:	Omar A. Choucair
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1*	Consent of Independent Registered Public Accounting Firm

99.1*	Press release, dated October 2, 2008.

99.2*

Consolidated balance sheets of Enliven Marketing Technologies Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007.

99.3*

Unaudited consolidated balance sheet of Enliven Marketing Technologies Corporation as of June 30, 2008 and related consolidated statements of operations for the three and six months ended June 30, 2008 and 2007 and cash flows for the six months ended June 30, 2008.

99.4*	Combined company unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2008 and for the year ended December 31, 2007.

* Previously filed.